UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
January 22, 2009
EZCORP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 CAPITAL PARKWAY AUSTIN, TEXAS	78746
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(512) 314-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Effective as of January 1, 2009, EZCORP, Inc. (“the Company”) entered into an Employment and Compensation Agreement with Joseph L. Rotunda, the Company’s President and Chief Executive Officer. Under the Agreement Mr. Rotunda will among other things, continue to serve in the capacity of President and Chief Executive Officer of the Company reporting to the Chairman of the Board and remain an employee of Texas EZPAWN, L.P. The Agreement has a 21 month initial term expiring on October 8, 2010, and may be extended by mutual agreement of the parties for additional successive one year terms. The Agreement contains certain severance benefits upon termination of employment in various circumstances. The Agreement also provides for a five year consulting agreement if Mr. Rotunda serves the full term of the employment agreement and then retires. The Agreement also contains certain non-disclosure, non-competition, and non-solicitation covenants. The terms and conditions of the Agreement are set forth in the copy of the Agreement filed as Exhibit 10.1 of this Form 8-K and are incorporated herein by reference in their entirety.
The Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
10.1	Employment and Compensation Agreement between the Company and Joseph L. Rotunda effective as of January 1, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC. (Registrant)
Date: January 27, 2009	By:	/s/ Daniel N. Tonissen
(Signature)
Senior Vice President, Chief Financial Officer, and Director

EXHIBIT INDEX
10.1	Employment and Compensation Agreement between the Company and Joseph L. Rotunda effective as of January 1, 2009